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CONFIDENTIAL
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                           SUBSCRIPTION AGREEMENT

                         SA TELECOMMUNICATIONS, INC.


     THE UNITS (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE UNITS AND THE SHARES (AS DEFINED BELOW) DESCRIBED IN THIS SUBSCRIPTION AGREEMENT.

SA Telecommunications, Inc.
1912 Avenue K, Ste. 100
Plano, TX 75074

Ladies and Gentlemen:

     The undersigned (the "Subscriber") has reviewed the most recent report on Form 10-KSB of SA Telecommunications, Inc. (the "Company"), and all reports on Forms 10-QSB and 8-K since such report on Form 10-KSB. The Company represents and warrants to the Subscriber that all such filings (i) are correct and accurate in all material respects and (ii) state all material facts necessary to make such filings not misleading in any material respects, in each case as of the date such filing was made.

     The Subscriber acknowledges that it is not acting on the basis of any representations or warranties other than as set forth herein and understands that the offer and sale of the Units (as hereinafter defined) hereunder is being made without registration of such Units under the Securities Act of 1933, as amended (the "Securities Act"), or any securities, "blue sky" or other similar laws of any state ("State Securities Laws").

     1. SUBSCRIPTION. Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to purchase the number of Units set forth opposite its name below (the "Units") at a cash purchase price of $1.25 per Unit. Each Unit consists of one share of common stock of the Company, par value $.0001 per share ("Common Stock") and one warrant in the form of EXHIBIT A hereto which entitles the holder thereof to purchase one share of Common Stock for the price set forth therein. The warrants in the preceding sentence are referred to as the "Warrants."

     2. THE CLOSING. The closing of the purchase and sale of the Units (the "Closing") shall take place at the offices of the Company on or before September 12, 1995.

SUBSCRIPTION AGREEMENT - PAGE 1

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     3.  PAYMENT FOR UNITS.  The Subscriber agrees that the purchase price for the Units is $1.25 per Unit payable in cash to the Company at Closing.

     4. ACCEPTANCE OF SUBSCRIPTION. The Subscriber understands and acknowledges that (a) the Company has the unconditional right, exercisable in its sole and absolute discretion, to accept or reject this Subscription Agreement, (b) no subscription shall be valid unless and until accepted by the Company, (c) this Subscription Agreement shall be deemed to be accepted by the Company only when and if it is signed by an authorized officer of the Company on behalf of the Company, and (d) notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue the Units, or upon exercise of the Warrants, the Shares (as hereinafter defined) to any person to whom the issuance would constitute a violation of the Securities Act or any State Securities Laws. The Company will deliver to the Subscriber certificates representing (i) the shares of Common Stock and (ii) Warrants comprising the Units purchased by the Subscriber at or promptly after the Closing.

     5.  REGISTRATION RIGHTS.

         (a) Subject to the provisions hereof, after receiving a written request by at least a majority of the Purchasers in substantially the form attached hereto as EXHIBIT B (the "Demand Notice"), the Company shall prepare and within 45 days after the Closing, file a registration statement (the "Registration Statement") for the public sale by the Subscriber of the shares of Common Stock (whether included initially in the Units or acquired upon exercise of the Warrants comprising a part of the Units) (collectively, the "Shares") then owned or which at any time then or thereafter may be acquired upon exercise of the Warrants regardless of any prohibitions on the exercisability thereof by such Subscriber. The Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable and to remain effective until the earlier of (i) two (2) years following the effectiveness of the Registration Statement or (ii) such time as all shares subject to such Registration Statement have been sold thereunder. The Demand Notice shall be accompanied by a list of blue sky jurisdictions as Subscriber may reasonably request and the Company shall use all reasonable efforts to ensure compliance with applicable blue sky laws in such listed jurisdictions subject to the limitations set forth herein. The term "Purchasers" means Subscribers acquiring the Units under similar agreements of even date herewith. Any Demand Notice shall be binding upon all Purchasers as a group and may not be exercised by any individual Subscriber.

         (b) The Company shall pay all expenses of the registration hereunder. In no event, however, shall the Company pay Subscriber's underwriting discounts or commissions or any fees or costs of counsel to Subscriber.

         (c) The Company shall supply to Subscriber a reasonable number of copies of all registration materials and prospectuses. The Company and Subscriber shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type. The Subscriber shall reasonably cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereto and in connection therewith provide the Company with a representation letter as requested by the Company.


SUBSCRIPTION AGREEMENT - PAGE 2

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         (d)  Subscriber may not transfer the registration rights granted hereunder.

         (e) Notwithstanding the foregoing, the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or otherwise qualify to do business in effecting such registration, qualification, or compliance, unless the Company has already consented to service or qualify to do business in such jurisdiction or in any jurisdiction in which the Company is not authorized to offer or sell its securities;

         (f) The Registration Statement filed pursuant to the request of the Purchasers may include other securities of the Company, with respect to which registration rights have been granted or may be granted and may include securities of the Company being sold for the account of the Company.

         (g) Subscriber shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

         (h) The Purchasers in the aggregate shall have the right to make only one Demand Notice under Section 5(a) hereof. The right to request any such registration shall expire on that date which is one year after the date of this Subscription Agreement.

     6. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants to and covenants with the Company and to each officer, director and agent of the Company as follows:

         (a) AUTHORITY: The Subscriber has all requisite authority to enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder.

         (b) INFORMATION CONCERNING THE COMPANY:

             (i) The Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of this Subscription Agreement, has been afforded the opportunity to ask questions of and receive satisfactory answers from the Company and the Company's officers and directors, or other persons acting on the Company's behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offer of the Units and has asked such questions as it desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

             (ii) The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary before the Closing, all the representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed


SUBSCRIPTION AGREEMENT - PAGE 3

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as of the Closing, taking into account all information received by the
Subscriber and will survive the Closing.

             (iii) No representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

             (iv) All documents, records and books pertaining to a proposed investment in the Units which the Subscriber has requested have been made available to Subscriber.

             (v) The Subscriber has reviewed with its own tax advisors the Federal, State, local and foreign tax consequences of its investment in the Units and the transactions contemplated by this Agreement. The Subscriber is relying solely on such advisors in making its investment and not on any statements or representations of the Company, or any of its agents. The Subscriber has made independent determination that this investment is in compliance with applicable laws.

             (vi) The Subscriber is not purchasing the Units based on any representation, oral or written, by the Company or any person with respect to the future value of, or income from, the Units or the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

             (vii) The Subscriber understands and acknowledges that the Company has significant outstanding indebtedness and a significant amount of Preferred Stock issued to investors which such Preferred Stock has rights and preferences superior to that of Common Stock.

         (c) STATUS OF THE SUBSCRIBER: The Subscriber is able to bear the economic risk of this investment. The Subscriber consulted with the Subscriber's own attorney, accountant and/or purchaser representative regarding the Subscriber's investment in the Units and their suitability for purchase by the Subscriber, and to the extent necessary, the Subscriber has retained and relied upon, appropriate independent professional advice regarding the investment, tax and legal merits, risks and consequences of this Subscription Agreement and of purchasing and owning the Shares and Units. The Subscriber is an accredited investor as that term is defined under Regulation D promulgated under the Securities Act.

         (d)  RESTRICTIONS ON TRANSFER OR SALE OF THE SHARES AND UNITS:

              (i) The Subscriber is acquiring the Shares and Units subscribed for solely for the Subscriber's own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares or the Units. The Subscriber understands that the offer and sale of the Shares and Units have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and/or the other representations made by the Subscriber in this Subscription Agreement. The Subscriber


SUBSCRIPTION AGREEMENT - PAGE 4

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understands that the Company is relying upon the representations, covenants and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

             (ii) The Subscriber understands that the Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that the Subscriber may dispose of the Shares and Units only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Subscriber understands that the Company has no obligation or intention to register any of the Shares and Units purchased by the Subscriber thereunder, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder) except as expressly provided hereunder. The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company, or any shareholder of the Company of the Shares or Units.

             (iii) The Subscriber agrees (a) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Units or Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Units or Shares under the Securities Act and all applicable State Securities Laws or in a transaction which, in the opinion of counsel satisfactory to the Company, is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (b) that the Company and any transfer agent for the Shares or Units shall not be required to give effect to any purported transfer of any of the Shares or Units except upon compliance with the foregoing restrictions; and (c) that a legend in substantially the following form will be placed on the certificates representing the Shares:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SHARES WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

             (iv) The Subscriber has not offered or sold any portion of the subscribed for the Units or Shares and has no present intention of dividing such Units or Shares with others or of reselling or otherwise disposing of any portion of such Units or Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.


SUBSCRIPTION AGREEMENT - PAGE 5

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             (v)    Subscriber acknowledges that (i) in connection herewith
it will execute a voting agreement in the form of EXHIBIT C hereto providing for the manner in which any Shares may be voted (the "Voting Agreement"),
(ii) it fully understands the terms and conditions of the Voting Agreement and (iii) it shall not be entitled to offer or sell any of the Shares (irrespective of the registration thereof pursuant to Section 5) (except in (i) bona fide broker transactions in which there is no intent for such Shares to be acquired by any affiliate of any Purchaser or (ii) in private transactions of blocks of 400,000 Shares or less to persons not affiliated with any Purchaser (who will not have received in such transactions, when aggregated with other block transactions hereunder by Subscriber and other Purchasers, more than 400,000 Shares) unless the transferee executes a counterpart of the Voting Agreement as if it were an initial signatory hereto.

     7. SURVIVAL. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in this
Section 7 shall survive (i) the acceptance of such Subscription Agreement by the Company, and (ii) changes in the transactions, documents and instruments which are not material or which are to the benefit of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in paragraph 6 hereof and that the Company has relied upon such representations, warranties and covenants in determining the Subscriber's qualification and suitability to purchase the Units and shall indemnify the Company for any breach thereof.

     8. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Shares specified herein is subject to the condition that the representations and warranties of the Subscriber contained in Section 6 hereof shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

     9. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a) if to the Company, to it at the following address:

                        1912 Avenue K, Ste. 100
                        Plano, TX 75074
                        Attention: Jack W. Matz, Jr.

         (b) if to the Subscriber, to it at the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

     10. NOTIFICATION OF CHANGES. The Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the Closing which would cause any representation, warranty, covenant or other statement contained in this Subscription Agreement to be false or incorrect of any change in any statement made herein occurring prior to the Closing.


SUBSCRIPTION AGREEMENT - PAGE 6

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     11.  ASSIGNABILITY.  This Subscription Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

     12. BINDING EFFECT. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgements contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgements contained herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

     13. OBLIGATIONS IRREVOCABLE. The obligations of the Subscriber shall be irrevocable, except with the prior written consent of the Company, until the Closing (provided the Closing occurs within five (5) business days of Subscriber's tender of this Agreement and appropriate payment for the Units).

     14. ENTIRE AGREEMENT. This Subscription Agreement and the agreements contemplated hereby constitute the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

     15. GOVERNING LAW. This Subscription Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction and effect and in all other aspects by the substantive laws of the State of Texas, without reference to conflicts of laws principles.

     16. SEVERABILITY. If any provision of this Subscription Agreement or the application thereof to any Subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     17. HEADINGS. The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Subscription Agreement or any provision hereof.

     18. COUNTERPARTS. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     19. DOCUMENTS BEING TENDERED. The Subscriber hereby tenders two completed and executed copies of this Subscription Agreement and Voting Agreement and irrevocably agrees


SUBSCRIPTION AGREEMENT - PAGE 7

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to make the payments set-forth herein upon acceptance of the Subscription
Agreement by the Company.

     IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this _______ day of _____________, 1995.

                                     SUBSCRIBER:


5,000 Units                          MUELLER TRADING L.P.

                                     By: __________________________________
                                     Title: _______________________________

                                     120 Madison Avenue
                                     Lakewood, New Jersey 08701












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     Subscription accepted as to _______ Units on ________________, 1995.

                                     SA TELECOMMUNICATIONS, INC.


                                     By: __________________________________
                                     Title: _______________________________









SUBSCRIPTION AGREEMENT - PAGE 9

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                           SCHEDULE OF DIFFERENCES


      Name of Subscriber                               Number of Units

1.    Cong, Ahavas Tzedach Vachsed                           7,000

2.    Laura Huberfeld/Naomi Booner Partnership             600,000

3.    Connie Lerner                                          5,000

4.    Moses Elias                                            8,000

5.    Jules Nordlicht                                      300,000

6.    Fred Rudy                                             40,000

7.    Harry Adler                                           40,000

8.    Dr. Seymour Huberfeld                                 10,000

9.    Seth Joseph Antine                                    80,000

10.   Jack Ehrenhaus                                         5,000
















SUBSCRIPTION AGREEMENT - PAGE 10